UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

PETROHAWK ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the Form 8-K of Petrohawk Energy Corporation (“Petrohawk”) filed on September 13, 2007 to disclose the increased compensation of Richard K. Stoneburner, Petrohawk’s new Executive Vice President-Chief Operating Officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2007, Petrohawk filed a Current Report on Form 8-K reporting the retirement as of October 1, 2007 of William N. Hahne as Petrohawk’s Executive Vice President-Chief Operating Officer. This same filing also reported the appointment of Richard K. Stoneburner as Petrohawk’s Executive Vice President-Chief Operating Officer, effective as of Mr. Hahne’s retirement. Subsequent to Petrohawk’s September 13, 2007 filing and effective as of October 1, 2007, the Compensation Committee of Petrohawk’s Board of Directors approved an increase in Mr. Stoneburner’s base salary to $300,000 per year and also approved a grant of 15,000 shares of restricted stock to Mr. Stoneburner pursuant to Petrohawk’s equity incentive plan. The grant of the 15,000 shares of restricted stock has a three year graduated vesting schedule, with 5,000 shares vesting on October 1, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Petrohawk has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: October 2, 2007	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President-Chief Financial Officer and Treasurer

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